                                                                     EXHIBIT 3.8
                             AMENDED AND RESTATED

                                    BY-LAWS

                                      OF

                        GATEWAY WESTERN RAILWAY COMPANY


                                   ARTICLE I
                                   ---------

                                    OFFICES
                                    -------

               The corporation shall continuously maintain in the State of Illinois a registered office and a registered agent whose office is identical with that office, and may have other offices within or without the state.

                                  ARTICLE II
                                  ----------

                                 SHAREHOLDERS
                                 ------------

               SECTION 1. ANNUAL MEETING. An annual meeting of the shareholders shall be held on the third Thursday in April of each year1 for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting is a legal holiday, the meeting shall be held on the next succeeding business day.

               SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called either by the chairman, by the president, by the board of directors or by the holders of not less than 20% of the outstanding shares of the corporation entitled to vote on the matter for which the meeting is called, for the purpose stated in the call of the meeting.


_________________________________
/1/ Beginning with the year 1990.

               SECTION 3. PLACE OF MEETING. The board of directors may designate any site as the place of the meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be at the corporate offices of the corporation, Chicago, Illinois.

               SECTION 4. NOTICE OF MEETINGS. Written notice stating the place, date, and hour of the meeting, and in the case of a special meeting, the purpose for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets not less than 20 nor more than 60 days before the meeting, either personally or by mail, by or at the direction of the chairman, the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at the meeting. If mailed, the notice shall be considered delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the records of the corporation, postage prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the adjourned meeting.

               SECTION 5. FIXING OF RECORD DATE. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend, or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the board of directors may fix in advance a record date which shall not be more than 60 days and not less than 10 days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of all or substantially all of the corporation's assets, not less than 20 days, before the date of the meeting. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the date on which notice of the meeting is mailed, and the record date for the determination of shareholders for any other purpose shall be the date on which the board of directors adopts the resolution relating to the meeting. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting.

               SECTION 6. VOTING LISTS. The officer or agent having charge of the transfer books for shares of the corporation shall make, within 20 days after the record date or 10 days before a meeting of shareholders, whichever is earlier, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of the shareholder. This list shall be kept on file at the registered office of the corporation for a period of 10 days prior to the meeting and shall be open to inspection by any shareholder for any purpose germane to the meeting during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and may be inspected by any shareholder during the meeting. The original share ledger or transfer book, or a duplicate kept in this State, shall be prima facie evidence as to the shareholders entitled to examine the list or share ledger or transfer book or to vote at any meeting of shareholders.

               SECTION 7. QUORUM. The holders of a majority of the outstanding shares of the corporation entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum at any meeting of shareholders; provided that if less than a majority of the outstanding shares entitled to vote at the meeting are represented at the meeting, a majority of the shares entitled to vote at the meeting represented may adjourn the meeting at any time without further notice. If a quorum is present, the affirmative vote of the majority of the shares entitled to vote represented at the meeting shall be the act of the shareholders, unless the vote of a greater

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number or voting by classes is required or permitted by express provision of the
Illinois Business Corporation Act, the articles of incorporation or these by-laws, in which case such provision shall govern and control. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. Withdrawal of shareholders from a meeting shall not affect the quorum at that meeting.

               SECTION 8. PROXIES. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person to act for him by proxy. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

               SECTION 9. VOTING OF SHARES. At all meetings of the shareholders, each shareholder shall be entitled to vote, in person or by proxy, the shares of voting stock owned by such shareholder of record on the record date for the meeting. Each outstanding share of voting stock shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, unless otherwise provided in the articles of incorporation.

               SECTION 10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by any officer, agent, or proxy as the by-laws of that corporation prescribe, or, in the absence of a provision, as the board of directors of that corporation determines.

               Shares standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by his administrator, executor, court appointed guardian, or conservator, either in person or by proxy without a transfer of those shares into the name of the fiduciary. Shares standing in the name of a trustee may be voted by him in person or by proxy.

               Shares standing in the name of a receiver may be voted by the receiver. Shares held by or under the control of a receiver may be voted by the receiver without the transfer into his name if authorized by an appropriate order of the court having jurisdiction over the receiver.

               A shareholder whose shares are pledged shall be entitled to vote the shares until legal and beneficial ownership of the shares has been transferred to the pledgee.

               Any number of shareholders may create a voting trust for the purpose of conferring upon a trustee the right to vote or otherwise represent their shares, for a period not to exceed 10 years, by entering into a written voting trust agreement specifying the terms and conditions of the voting trust, and by transferring their shares to the trustee for the purpose of the agreement. Any trust agreement shall not become effective until a counterpart of the agreement is deposited with the corporation at its registered office. The counterpart of the voting trust agreement deposited with the corporation is subject to the same right of examination by a shareholder of the corporation as are the books and records of the corporation, and shall be subject to examination for any proper purpose by any holder of a beneficial interest in the voting trust, either in person or by agent or attorney, at any reasonable time.

               SECTION 11. INSPECTORS. At any meeting of shareholders, the presiding officer may, or upon the request of any shareholder shall, appoint inspectors for the meeting.

               The inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do other acts proper to conduct the election and voting with impartiality and fairness to all the shareholders.

               Each report of an inspector shall be in writing and signed by him or by a majority of them if there is more than one inspector. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence of those events.

               SECTION 12. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting and without a vote if a consent in writing, setting forth the action taken, (i) is signed by all of the shareholders entitled to vote on the subject matter, or
(ii) if 5 days prior notice of the proposed action is given in writing to all of the shareholders entitled to vote with respect to the subject matter, by the holders of the outstanding shares having not less than the minimum number of votes necessary to authorize or take the action at a meeting at which all shares entitled to vote are present and voting. If a consent is signed by less than all the shareholders entitled to vote on the subject matter, written notice of the action taken shall be delivered to those shareholders who have not consented in writing.

               SECTION 13. VOTING BY BALLOT. Voting on any question or in any election may be by voice unless the presiding officer orders or any shareholder demands that voting be by ballot.

                                  ARTICLE III
                                  -----------

                                   DIRECTORS
                                   ---------

               SECTION 1. GENERAL POWERS. The business of the corporation shall be managed by its board of directors.

               SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be at least three and no more than eight. Each director shall hold office until the next annual meeting of shareholders or until his successor is elected and qualified. The number of directors may be fixed or changed from time to time, within the minimum and maximum, by the directors or the shareholders without amendment of this Section; but no decrease of the number of directors shall have the effect of shortening the term of any incumbent director.

               SECTION 3. REGULAR MEETINGS. A regular meeting of the board of directors shall be held without notice other than this by-law, immediately after the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without notice other than the resolution.

               SECTION 4. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the chairman, the president or any two directors. The persons authorized to call special meetings of the board of directors may fix the place for holding any special meeting of the board of directors called by them.

               SECTION 5. NOTICE. Any notice of any meeting of the board of directors or any committee of the board of directors may be given by oral or telephonic notice, by written notice delivered personally, by certificated messenger or by mail, or by telegram, cable, telex or telecopy. Notice of any special meeting shall be given at least 7 days prior to the meeting to each director at his business address, telecopier or telex number. If notice is given by mail only, it shall be given at least 8 days prior to such meeting. If mailed, the notice shall be considered delivered when deposited in the United States mail so addressed, postage prepaid. If notice is given by telegram, the notice shall be considered delivered when delivered to the telegram company. If notice is given by telecopy or telex, the notice shall be considered delivered when transmitted to the appropriate number and the appropriate answer-back is received or receipt is otherwise acknowledged. The attendance of a director at any meeting constitutes a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of the meeting.

               SECTION 6. QUORUM. A majority of the directors then in office constitutes a quorum for transaction of business at any meeting of the board of directors. If less than a majority of the directors are present at the meeting, a majority of the directors present may adjourn the meeting without further notice.

               SECTION 7. PARTICIPATION BY USE OF CONFERENCE TELEPHONE. Members of the board of directors may participate in and act at any meeting of the board of directors or committee of the board of directors through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation by use of a conference telephone or other communications equipment shall constitute attendance and presence in person at the meeting.

               SECTION 8. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present constitutes the act of the board of directors, unless a greater number is required by statute, these by-laws, or the articles of incorporation.

               SECTION 9. ORGANIZATION. The chairman, if elected, shall act as chairman at all meetings of the board of directors. If a chairman is not elected or is not present, the president, or if the president is not present, a director chosen by a majority of the directors present, shall act as chairman at such meeting of the board of directors.

               SECTION 10. VACANCIES. A majority of the directors then in office may fill one or more vacancies on the board of directors arising between meetings of shareholders. Any vacancy occurring in the board of directors, and any directorship to be filled by reason of an increase in the number of directors, may also be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

               SECTION 11. RESIGNATION. A director may resign at any time by giving written notice to the board of directors, or to the chairman, the president or the secretary of the corporation. A resignation is effective at the time of receipt unless the notice specifies a future date. The vacancy created by a resignation may be filled before the effective date of the resignation, but the successor shall not take office until the effective date.

               SECTION 12. REMOVAL. A director may be removed, with or without cause, by the shareholders by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors. A vacancy on the board of directors resulting from the removal of a director may be filled by election by the shareholders entitled to vote on the matter. In the absence of such election, there shall be deemed to be a vacancy which may be filled in the manner provided in Section 10.

               SECTION 13. ACTION WITHOUT A MEETING. Unless specifically prohibited by the articles of incorporation or these bylaws, any action required to be taken at a meeting of the board of directors, or any other action which may be taken at a meeting of the board of directors or any committee of the board of directors, may be taken without a meeting if a consent in writing, setting forth the action taken, is signed by all the directors entitled to vote with respect to the subject matter, or by all the members of the committee, as the case may be. Any consent signed by all the directors or all the members of the committee shall have the same effect as a unanimous vote.

               SECTION 14. COMPENSATION. The board of directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of its

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members, may establish reasonable compensation of all directors for services to the corporation as directors, officers, or otherwise. By resolution of the board of directors the directors may be paid their expenses of attendance at each meeting of the board. No such payment shall preclude a director from serving the corporation in any other capacity and receiving compensation.

               SECTION 15. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken is conclusively presumed to have assented to the action unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to the action with the person acting as the secretary of the meeting before its adjournment or shall forward the dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. The right to dissent does not apply to a director who voted in favor of action.

               SECTION 16. COMMITTEES. The board of directors, by resolution adopted by a majority of directors, may create one or more committees and appoint members of the board of directors to serve as committee members. Each committee shall have two or more members, who shall serve at the pleasure of the board. A majority of any committee shall constitute a quorum and a majority of a quorum is necessary for committee action. A committee may act by unanimous consent in writing without a meeting and, except as otherwise provided by these by-laws or action by the board of directors, a committee by majority vote of its members shall determine the time and place of meetings and the notice required for meetings. To the extent specified by the board of directors or in the articles of incorporation or these by-laws, each committee may exercise the authority of the board of directors under Section 1 of Article III of these by-laws, except as prohibited by Section 8.40 of the Illinois Business Corporation Act of 1983.

               The board of directors, by resolution adopted by a majority of the board of directors, may also appoint additional directors as alternate members of a committee to serve as members of such committee in the place and stead of any regular member or members of the committee who may be unable to attend a meeting or are otherwise unavailable to act as members of the committee. In the absence or disqualification of a member and all alternate members who may serve in the place and stead of such member, the committee member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member, provided that the director so appointed meets any qualifications stated in the resolution designating the committee.

                                  ARTICLE IV
                                  ----------

                                   OFFICERS
                                   --------

               SECTION 1. NUMBER. The officers of the corporation shall be a chairman, a president, one or more vice-presidents, a treasurer, a secretary and such other officers as may be elected or appointed by the board of directors. Any two or more offices may be held by the same person.

               SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of shareholders. If the election of officers is not held at that meeting, the election shall be held as soon as convenient. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until his successor is duly elected and qualified or until his death or until he resigns or is removed in accordance with Section 3 below. Election of an officer shall not of itself create contract rights.

               SECTION 3. REMOVAL. Any officer elected or appointed by the board of directors may be removed by the board of directors for any reason. Removal is without prejudice to the contract rights, if any, of the person removed.

               SECTION 4. CHAIRMAN OF THE BOARD. The chairman of the board, when elected, shall be a member of the board of directors and shall preside at all meetings of the board of directors. He shall be consulted on important matters of policy and may be consulted by the corporation's executives on other matters. The chairman may be given supervisory authority in specific matters by action of the board of directors and shall have the authority to perform such other duties as may from time to time be prescribed by the board of directors. When authorized or directed by the board of directors, the chairman shall execute instruments in writing on behalf of the corporation.

               SECTION 5. PRESIDENT. The President shall be the chief executive officer of the corporation. Subject to the direction and control of the board of directors, the president shall be in charge of the business of the corporation; he shall see that the resolutions and directions of the board of directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the board of directors; and, in general, he shall discharge all duties incident to the office of president and such other duties as may be prescribed by the board of directors or the chairman from time to time. The president shall preside at meetings of the shareholders and, in the absence of the chairman, of the board of directors. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these by-laws, he may execute for the corporation certificates for its shares, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, and he may accomplish that execution either under or without the seal of the corporation.

               SECTION 6. THE VICE-PRESIDENTS. The vice-president (or in the event there is more than one vice-president, each of the vice-presidents) shall assist the president in the discharge of his duties as from time to time may be assigned to him by the chairman, the president or by the board of directors. In the absence of the president or in the event of his inability or refusal to act, the vice-president (or if there is more than one vice-president the vice-presidents in the order designated by the board of directors, or by the chairman or the president if the board of directors has not made a designation, or in the absence of any designation, in the order of seniority of tenure as vice-president) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Unless the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these by-laws, the vice president (or each of them if there are more than one) may execute for the corporation certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized to be executed.

               SECTION 7. THE TREASURER. The treasurer is the principal accounting and financial officer of the corporation. He shall: (a) have charge of and be responsible for the maintenance of adequate books of account for the corporation; (b) have charge and custody of all funds and securities of the corporation, and be responsible for their receipt and disbursement; and (c) perform all the duties incident to the office of treasurer and other duties as from time to time are assigned to him by the chairman, the president or by the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in a sum and with such surety or sureties as the board of directors determines.

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               SECTION 8. THE SECRETARY. The secretary shall: (a) record the minutes of the shareholders' and the board of directors' meetings; (b) see that all notices are given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and the office address of each shareholder; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by that shareholder;
(e) sign with the chairman, the president, or a vice-president, or any other officer authorized by the board of directors, certificates for shares of the corporation, the issue of which is authorized by the board of directors, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these by-laws; (f) have general charge of the stock transfer books of the corporation; (g) have authority to affix the seal of the corporation on all instruments requiring the seal to be affixed and to attest to the affixing of the seal; (h) have authority to certify as true and correct, copies of the corporation's by-laws, resolutions of the shareholders or board of directors (or any committee of the board of directors), and other instruments or documents of the corporation; and (i) perform all duties incident to the office of secretary and other duties assigned to him by the chairman, the president or by the board of directors.

               SECTION 9. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The assistant treasurers and assistant secretaries shall perform such duties as are assigned to them by the treasurer or the secretary, respectively, or by the chairman, the president or the board of directors. The assistant secretaries may sign with the chairman, the president or a vice-president, or any other officer authorized by the board of directors, certificates for shares of the corporation, the issue of which is authorized by the board of directors, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be

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executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these bylaws. The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in the sums and with such sureties as the board of directors determines.

               SECTION 10. OTHER OFFICERS. Any officer who is elected or appointed from time to time and whose duties are not specified by these by-laws shall have the duties and powers as may be prescribed from time to time by the board of directors, the chairman or the president.

               SECTION 11. SALARIES. The salaries of the officers shall be fixed from time to time by the board of directors. No officer shall be prevented from receiving a salary because he is also a director of the corporation.

                                   ARTICLE V
                                   ---------

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS
                     -------------------------------------

               SECTION 1. CONTRACTS. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. This authority may be general or confined to specific instances.

               SECTION 2. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by the board of directors. This authority may be general or confined to specific instances.

               SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the

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corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as determined by the board of directors.

               SECTION 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in banks, trust companies or other depositories as the board of directors selects.

                                  ARTICLE VI
                                  ----------

                               CERTIFICATES FOR
                               ----------------

                           SHARES AND THEIR TRANSFER
                           -------------------------

               SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be signed by the chairman, the president or a vice-president or by another officer designated by the board of directors and by the secretary or any assistant secretary, and may be sealed with the corporate seal or a facsimile. Where a certificate is countersigned by a transfer agent, other than the corporation or an employee of the corporation, or by a registrar, the signatures of the chairman, the president or a vice president and the treasurer or an assistant treasurer or the secretary or an assistant secretary may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of its issue. Each certificate shall be consecutively numbered or otherwise identified, and shall also state the name of the person to whom issued, the number and class of shares (with designation of series (if any)), the date of issue, that the corporation is organized under Illinois law, and the par value or a statement that the shares are without par value. If the corporation is authorized and issues shares of more than one class or of series within a class, the certificate shall also contain the information or statement required by law.

               The name and address of each shareholder, the number and class of shares held and the date on which the certificates for the shares were issued shall be entered on the books of the corporation. The person in whose name shares are registered shall be considered the owner for all purposes as regards the corporation.

               SECTION 2. LOST CERTIFICATES. If a certificate representing shares is allegedly lost or destroyed, the board of directors may in its discretion, except as required by law, direct that a new certificate be issued upon such indemnification and other reasonable requirements it imposes.

               SECTION 3. TRANSFERS OF SHARES. Transfer of shares of the corporation shall be recorded on the books of the corporation and, except in the case of a lost or destroyed certificate, shall be made on surrender for cancellation of the certificate for those shares. A certificate presented for transfer must be duly endorsed and accompanied by proper guaranty of signature and other appropriate assurances that the endorsement is effective.

                                  ARTICLE VII
                                  -----------

                                  FISCAL YEAR
                                  -----------

               The fiscal year of the corporation shall be as determined by the board of directors.

                                 ARTICLE VIII
                                 ------------

                                   DIVIDENDS
                                   ---------

               The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its articles of incorporation.

                                  ARTICLE IX
                                  ----------

                                     SEAL
                                     ----

               The corporate seal shall have inscribed on it the name of the corporation and the words "Corporate Seal, Illinois." The seal may be used by causing it or a facsimile to be impressed or affixed.

                                   ARTICLE X
                                   ---------

                               WAIVER OF NOTICE
                               ----------------

               Whenever any notice is required to be given under the provisions of these by-laws or under the provisions of the articles of incorporation or under the provisions of the Illinois Business Corporation Act of 1983, a waiver in writing, signed by the person or persons entitled to the notice, whether before or after the time stated, shall be considered equivalent to the giving of the notice.

                                  ARTICLE XI
                                  ----------

                                  AMENDMENTS
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               The authority to make, alter, amend, or repeal the bylaws of the corporation is vested in the shareholders of the corporation. The by-laws may contain any provision for the regulation and management of the affairs of the corporation not inconsistent with law or the articles of incorporation.

                                  ARTICLE XII
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                         INDEMNIFICATION OF OFFICERS,
                         ----------------------------

                        DIRECTORS, EMPLOYEES AND AGENTS
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               SECTION 1. DIRECT ACTIONS. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or

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completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement reasonably incurred by him in connection with the action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his conduct was unlawful.

               SECTION 2. DERIVATIVE ACTIONS. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; except no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to

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be liable for negligence or misconduct in the performance of his duty to the corporation except to the extent the court in which the action or suit was brought determines upon application that despite the adjudication of liability but in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for those expenses which the court determines proper.

               SECTION 3. EXPENSES. To the extent that a director, officer, employee or agent of the corporation is successful on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article XII, or in defense of any claim, issue or matter, he shall be indemnified against expenses (including attorneys' fees) reasonably incurred by him in connection with the action, suit or proceedings. To the extent that a director, officer, employee or agent of the corporation is not successful on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter, he may be indemnified against expenses (including attorneys' fees) reasonably incurred by him in connection with the action, suit or proceeding, if authorized by (a) the board of directors by a majority vote of a quorum consisting of directors who were not party to the action, suit or proceeding, or (b) if that quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders.

               SECTION 4. BOARD DETERMINATION TO INDEMNIFY. Any indemnification under Sections 1 and 2 of this Article XII (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. This determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, or (b) if that quorum is not obtainable, or,

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even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders.

               SECTION 5. ADVANCES OF EXPENSES. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding, as authorized by the board of directors in a specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay the amount, unless it is ultimately determined that he is entitled to indemnification by the corporation as authorized by this Article XII.

               SECTION 6. OTHER RIGHTS. The indemnification provided by this
Article XII is not exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in official capacity and as to action in another capacity while holding that office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of that person.

               SECTION 7. INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in the capacity, or arising out of his status in that capacity, whether or not the corporation has the power to indemnify him against the liability under the provisions of this Article XII.

               SECTION 8. NOTICE TO SHAREHOLDERS. If a corporation has paid indemnity or has advanced expenses to a director, officer, employee or agent, the corporation

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shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting.

               SECTION 9. SAVINGS CLAUSE. If this Article XII (or any portion of it) shall be invalidated on any ground by any court of competent jurisdiction, the corporation shall nevertheless indemnify and hold harmless each director, officer, employee and agent of the corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement reasonably incurred by such person in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent permitted by any applicable portion of this Article XII that shall not have been invalidated and to the full extent permitted by applicable law.

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                            NOTES and INSTRUCTIONS

NOTE 1: State the true exact corporate name as it appears on the records of the office of the Secretary of State, BEFORE any amendments herein reported.

NOTE 2: Incorporators are permitted to adopt amendments ONLY before any shares have been issued and before any directors have been named or elected. ((S) 10.10)

NOTE 3: Directors may adopt amendments without shareholder approval in only six instances, as follows:

     (a) to remove the names and addresses of directors named in the articles of incorporation;

     (b) to remove the name and address of the initial registered agent and registered office, provided a statement pursuant to (S) 5.10 is also filed;

     (c) to split the issued whole shares and unissued authorized shares by multiplying them by a whole number, so long as no class or series is adversely affected thereby;

     (d) to change the corporate name by substituting the word "corporation", "incorporated", "company", "limited", or the abbreviation "corp.", "inc.", "co.", or "ltd." for a similar word or abbreviation in the name, or by adding a geographical attribution to the name;

     (e) to reduce the authorized shares of any class pursuant to a cancellation statement filed in accordance with (S) 9.05;

     (f)   to restate the articles of incorporation as currently amended.   ((S)
           10.15)

NOTE 4: All amendments not adopted under (S) 10.10 or (S) 10.15 require (1) that the board of directors adopt a resolution setting forth the proposed amendment and (2) that the shareholders approve the amendment.

         Shareholder approval may be (1) by vote at a shareholders' meeting (either annual or special) or (2) by consent, in writing, without a meeting.

         To be adopted, the amendment must receive the affirmative vote or consent of the holders of at least 213 of the outstanding shares entitled to vote on the amendment (but if class voting applies, then also at least a 213 vote within each class is required).

         The articles of incorporation may supercede the 2/3 vote requirement by specifying any smaller or larger vote requirement not less than a majority of the outstanding shares entitled to vote and not less than a majority within each class when class voting applies. ((S) 10.20)

NOTE 5: When shareholder approval is by consent, all shareholders must be given notice of the proposed amendment at least 5 days before the consent is signed. If the amendment is
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         adopted, shareholders who have not signed the consent must be promptly notified of the passage of the amendment. ((S)(S) 7.10 & 10.20)